INVESTMENT ADVISORY AGREEMENT

          INVESTMENT ADVISORY AGREEMENT (the "Agreement") made as of this 30th day of May , 2014 by and between O'Connor EQUUS (the "Fund"), a Delaware statutory trust registered as a closed end non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and UBS O'Connor LLC (the "Adviser"), a Delaware limited liability company with its principal place of business at One North Wacker Drive, 32nd Floor, Chicago, Illinois 60606.

                              W I T N E S S E T H

          WHEREAS, the Board of Trustees (the "Board") of the Trust has selected the Adviser to act as investment adviser to the Trust as set forth on Schedule A to this Agreement (the "Schedule"), as such Schedule may be amended from time to time upon mutual agreement of the parties, and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Trust and the Adviser do hereby agree as follows:

          1. THE ADVISER'S SERVICES.

          (a) DISCRETIONARY INVESTMENT MANAGEMENT SERVICES. The Adviser shall act as investment adviser with respect to the Fund. In such capacity, the Adviser shall, subject to the supervision of the Board, regularly provide the Fund with investment research, advice and supervision and shall furnish continuously an investment program for the Fund, consistent with the investment objectives and policies of the Fund. The Adviser shall determine, from time to time, what securities shall be purchased for the Fund, what securities shall be held or sold by the Fund and what portion of the Fund's assets shall be held uninvested in cash, subject always to the provisions of the Trust's Agreement and Declaration of Trust, By-Laws and its registration statement on Form N-2 (the "Registration Statement") under the 1940 Act, and under the Securities Act of 1933, as amended (the "1933 Act"), covering Fund shares, as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect. To carry out such obligations, the Adviser shall exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. No reference in this Agreement to the Adviser having full discretionary authority over the Fund's investments shall in any way limit the right of the Board, in its sole discretion, to establish or revise policies in connection with the management of the Fund's assets or to otherwise exercise its right to control the overall management of the Fund.

          (b) COMPLIANCE. The Adviser agrees to comply in all material respects with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the

"Advisers Act") and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser with respect to the Fund. The Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and procedures approved by the Board and provided to the Adviser. The Adviser shall select the Fund's portfolio securities so that the Fund may comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and qualify as a regulated investment company thereunde. The Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the foregoing. No supervisory activity undertaken by the Board shall limit the Adviser's full responsibility for any of the foregoing.

          (c) PROXY VOTING. The Board has the authority to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Board has initially determined to delegate the authority and responsibility to vote proxies for the Fund's securities to the Adviser. So long as proxy voting authority for the Fund has been delegated to the Adviser, the Adviser shall exercise its proxy voting responsibilities. The Adviser shall carry out such responsibility in accordance with any instructions that the Board shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Fund. The Adviser shall provide periodic reports and keep records relating to proxy voting as the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Adviser may be revoked or modified by the Board at any time.

The Adviser is authorized to instruct the Fund's custodian and/or broker(s) to forward promptly to the Adviser or designated service provider copies of all proxies and shareholder communications relating to securities held in the portfolio of the Fund (other than materials relating to legal proceedings against the Fund). The Adviser may also instruct the Fund's custodian and/or broker(s) to provide reports of holdings in the portfolio of the Fund. The Adviser has the authority to engage a service provider to assist with administrative functions related to voting Fund proxies. The Fund shall direct the Fund's custodian and/or broker(s) to provide any assistance requested by the Adviser in facilitating the use of a service provider. In no event shall the Adviser have any responsibility to vote proxies that are not received on a timely basis. The Fund acknowledges that the Adviser, consistent with the Adviser's written proxy voting policies and procedures, may refrain from voting a proxy if, in the Adviser's discretion, refraining from voting would be in the best interests of the Fund and its shareholders.

          (d) RECORDKEEPING. The Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Adviser to supply to the Fund or its Board the information required to be supplied under this Agreement.

          The Adviser shall maintain separate books and detailed records of all matters pertaining to Fund assets advised by the Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by any administrator, custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available to the Board at any time upon request, shall be delivered to the Fund upon the termination of this Agreement and shall be available without delay during any day the Trust is open for business.

          (e) HOLDINGS INFORMATION AND PRICING. The Adviser shall provide regular reports regarding Fund holdings, and may, on its sole discretion, furnish the Fund and its Board from time to time with whatever information the Adviser believes is appropriate for this purpose. The Adviser agrees to notify the Fund promptly if the Adviser reasonably believes that the value of any security held by the Fund for which market quotations were not originally available and which was given a fair valuation in accordance with the Fund's valuation policies, may not reflect its actual fair value. The Adviser agrees to provide upon request any pricing information of which the Adviser is aware to the Fund, its Board and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund's valuation procedures for the purpose of calculating the Fund net asset value in accordance with procedures and methods established by the Board.

          (f) COOPERATION WITH AGENTS OF THE FUND. The Adviser agrees to cooperate with and provide reasonable assistance to the Fund, any Fund custodian or foreign sub-custodians, any Fund pricing agents and all other agents and representatives of the Fund with respect to such information regarding the Fund as such entities may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

          2. CODE OF ETHICS. The Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Fund. The Adviser shall ensure that its Access Persons (as defined in the Adviser's Code of Ethics) comply in all material respects with the Adviser's Code of Ethics, as in effect from time to time. Upon request, the Adviser shall provide the Fund with a (i) copy of the Adviser's current Code of Ethics, as in effect from time to time, and (ii) certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Adviser's Code of Ethics. Annually, the Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Adviser's Code of Ethics to the Fund's Board. The Adviser shall respond to requests for information from the Fund as to violations of the Code by Access Persons and the sanctions imposed by the Adviser. The Adviser shall provide quarterly certifications to the Fund of any material violation of the Code and shall notify the Fund as soon as practicable of any material violation that affects the Fund.

          3. INFORMATION AND REPORTING. The Adviser shall provide the Fund and its officers with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Fund may from time to time reasonably request.

          (a) NOTIFICATION OF BREACH / COMPLIANCE REPORTS. The Adviser shall notify the Fund's chief compliance officer as soon as practical upon detection of (i) any material failure by the Adviser to manage the Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach by the Adviser of any of the Fund's or the Adviser's policies, guidelines or procedures. In addition, the Adviser shall provide a quarterly report regarding any matters relating to Fund's compliance with its investment objectives and policies over which the Adviser has oversight, and any material failures to comply with applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Fund's policies, guidelines or procedures applicable to the Adviser's obligations under this Agreement. The Adviser agrees to endeavor to correct any such failure promptly and to take action that the Board may reasonably request to cure any such breach. Upon request, the Adviser shall also provide the officers of the Fund with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Adviser will promptly notify the Fund in the event (i) the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Fund (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Adviser with the federal or state securities laws that materially affects its obligations hereunder or
(ii) an actual change in control of the Adviser resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

          (b) BOARD AND FILINGS INFORMATION. The Adviser will provide the Fund with any information reasonably requested regarding its management of the Fund required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, amended registration statement, proxy statement, or prospectus supplement to be filed by the Fund with the Commission. This list of reports is not exclusive. The Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review its investment management services to the Fund in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

          (c) TRANSACTION INFORMATION. The Adviser shall furnish to the Fund such information concerning portfolio transactions as may be necessary to enable the Fund or its designated agent to perform such compliance testing on the Fund and the Adviser's services as the Fund may, in its sole discretion, determine to be appropriate. The provision of such information by the Adviser to the Fund or its designated agent in no way relieves the Adviser of its own responsibilities under this Agreement.

          4. BROKERAGE.

          (a) PRINCIPAL TRANSACTIONS. In connection with purchases or sales of securities for the account of the Fund, neither the Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act.

          (b) PLACEMENT OF ORDERS. The Adviser shall arrange for the placing of all orders for the purchase and sale of securities for the Fund's account with brokers or dealers selected by the Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to seek for the Fund the most favorable execution and net price available under the circumstances. It is also understood that it is desirable for the Fund that the Adviser have access to brokerage and research services provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers, consistent with section 28(e) of the 1934 Act and any Commission staff interpretations thereof. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Adviser in connection with its or its affiliates' services to other clients.

          (c) AGGREGATED TRANSACTIONS. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Adviser, the Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Adviser will allocate securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

          5. AFFILIATED BROKERS. The Adviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Fund, subject to: (a) the requirement that the Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Fund's current Registration Statement; (b) the provisions of the 1940 Act; (c) the provisions of the Advisers Act; (d) the provisions of the 1934 Act; and (e) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from the Fund for these services in addition to the Adviser's fees for services under this Agreement.

          6. CUSTODY. Nothing in this Agreement shall permit the Adviser to take or receive physical possession of cash, securities or other investments of the Fund.

          7. ALLOCATION OF CHARGES AND EXPENSES. The Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Adviser shall not be responsible for the Fund's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

          8. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) PROPERLY REGISTERED. The Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement.

The Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Adviser, there is no proceeding or investigation that is reasonably likely to result in the Adviser being prohibited from performing the services contemplated by this Agreement. The Adviser agrees to promptly notify the Fund of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to the Fund. The Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management services to be provided to the Fund hereunder.

          (b) ADV DISCLOSURE. The Adviser has provided the Fund with a copy of its Form ADV Part I as most recently filed with the SEC and its current Part II and will, promptly after filing any amendment to its Form ADV with the SEC updating its Part II, furnish a copy of such amendments or updates to the Fund. The information contained in the Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          (c) FUND DISCLOSURE DOCUMENTS. The Adviser has reviewed, and will in the future review, to the extent supplied to the Adviser, the Registration Statement, summary prospectus, prospectus, statement of additional information, periodic reports to shareholders, reports and schedules filed with the Commission (including any amendment, supplement or sticker to any of the foregoing) and advertising and sales material relating to the Fund (collectively the "Disclosure Documents") as and when furnished to the Adviser by the Fund or the Fund's service providers and represents and warrants that, with respect to disclosure about the Adviser, the manner in which the Adviser manages the Fund and information relating directly or indirectly to the Adviser (the "Adviser Disclosure"), and represents and warrants that such Disclosure Documents contain or will contain no untrue statement of any material fact and do not and will not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) USE OF THE NAMES "O'CONNOR" AND "EQUUS". The Adviser has the right to use the names "O'Connor" and "EQUUS" in connection with its services to the Fund and that, subject to the terms set forth in Section 9 of this Agreement, the Fund shall have the right to use the names "O'Connor" and "EQUUS" in connection with the management and operation of the Fund. The Adviser is not aware of any threatened or existing actions, claims, litigation or proceedings that would adversely affect or prejudice the rights of the Adviser or the Fund to use the names "O'Connor" or "EQUUS."

          (e) INSURANCE. The Adviser maintains errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Fund (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, the Adviser shall, upon reasonable request, provide the Fund with any information it may reasonably require concerning the amount of or scope of such insurance.

          (f) NO DETRIMENTAL AGREEMENT. The Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Fund, that would influence the decision of the Adviser with respect to its selection of securities for the Fund, and that all selections shall be done in accordance with what is in the best interest of the Fund.

          (g) CONFLICTS. The Adviser shall act honestly, in good faith and in the best interests of the Fund and shall require any of its personnel with knowledge of Fund trading to act consistent with the Adviser's fiduciary duties to the Fund under applicable law.

          (h) REPRESENTATIONS. The representations and warranties in this
Section 8 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 3(a), whether or not specifically referenced in such report.

          9. THE NAMES "O'CONNOR" AND "EQUUS". The Adviser grants to the Fund a license to use the names "O'Connor and "EQUUS" (the "Names") as part of the name of the Fund, in each case only for so long as this Agreement. The foregoing authorization by the Adviser to the Fund to use the Names as part of the name of the Fund is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the Names; the Fund acknowledges and agrees that, as between the Fund and the Adviser, the Adviser has the right to use, or authorize others to use, the Names. The Fund shall (1) only use the Names in a manner consistent with uses approved by the Adviser; (2) use its best efforts to maintain the quality of the services offered using the Names; (3) adhere to such other specific quality control standards as the Adviser may from time to time promulgate. At the request of the Adviser, the Fund will

          (a) submit to Adviser representative samples of any promotional materials using the Names; and

          (b) change the name of the Fund within three months of its receipt of the Adviser's request, or such other shorter time period as may be required under the terms of a settlement agreement or court order, so as to eliminate all reference to the Names and will not thereafter transact any business using the Names in the name of the Fund; provided, however, that the Fund may continue to use beyond such date any supplies of prospectuses, marketing materials and similar documents that the Fund had on the date of such name change in quantities not exceeding those historically produced and used in connection with such Fund.

          10. ADVISER'S COMPENSATION. The Fund shall pay to the Adviser, as compensation for the Adviser's services hereunder, a monthly average net asset-based fee (the "Management Fee") and a performance-based incentive fee (the "Incentive Fee"), each determined as described in Schedule A that is attached hereto and made a part hereof.

          In the event of termination of this Agreement, the Fees provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

          (a) MANAGEMENT FEE. The Management Fee shall be computed daily and paid to the Adviser not less than monthly in arrears by the Fund.

          The method for determining net assets of the Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's prospectus.

          (b) INCENTIVE FEE. The Incentive Fee shall be paid to the Adviser quarterly in arrears. The Incentive Fee shall generally be accrued as of the end of each business day, equal to a percentage, as described in Schedule A, of the "Investment Profits" (as defined below), attributable to each share for such calendar quarter, provided however that an Incentive Fee with respect to a share will be paid only with respect to Investment Profits for the applicable calendar quarter in excess of Unrecouped Investment Losses (as defined below) as of the end of the previous calendar quarter. For the avoidance of doubt, the Adviser does not need to "earn back" Incentive Fees previously paid to it in order to recognize profits subject to additional Incentive Fees.

                    The term "Investment Profits" refers to an increase in the NAV of a share attributable to the net realized and unrealized gains arising from the Fund's investment activities during the calendar quarter (after deducting Fund expenses other than any accrued Incentive Fee for the calendar quarter and after adjusting for any repurchase of shares made during the calendar quarter). The term "Unrecouped Investment Losses" refers to any decrease in the NAV of a share attributable to the net realized and unrealized losses arising from the Fund's investment activities (after deducting Fund expenses other than any accrued Incentive Fee for the calendar quarter and after adjusting for any repurchase of shares made during the calendar quarter) that have not been offset by subsequent Investment Profits since the formation of the Fund.

          11. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund in any way or otherwise be deemed to be an agent of the Fund. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the Fund, the Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

          12. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act); provided that such termination shall not relieve the Adviser of any liability incurred hereunder.

          This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

          13. DURATION AND TERMINATION.

          This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 13(c) and unless terminated automatically as set forth in Section 12 hereof or until terminated as follows:

          (a) The Fund may cause this Agreement to terminate either (i) by vote of its Board or (ii) upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

          (b) The Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Fund; or

          (c) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Fund or the Adviser, at a meeting called for the purpose of voting on such approval; or
(ii) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

          (d) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

          In the event of termination of this Agreement for any reason, the Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as otherwise required by any fiduciary duties of the Adviser under applicable law. In addition, the Adviser shall deliver the Fund Books and Records to the Trust by such means and in accordance with such schedule as the Trust shall direct and shall otherwise cooperate, as reasonably directed by the Fund, in the transition of portfolio asset management to any successor of the Adviser.

          14. CERTAIN DEFINITIONS. For the purposes of this Agreement:

          (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

          (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

          15. LIABILITY AND INDEMNIFICATION OF THE ADVISER.

          (a) The Adviser shall be liable to the Fund for any loss (including transaction costs) incurred by the Fund as a result of (i) any investment made by the Adviser in contravention of: (a) any investment policy, guideline or restriction set forth in the Registration Statement or as approved by the Board from time to time and provided to the Adviser or (b) applicable law, including but not limited to the 1940 Act and the Code (including but not limited to the Fund's failure to satisfy the diversification or source of income requirements of Subchapter M of the Code) (the investments described in this subsection (b) collectively are referred to as "Improper Investments") or (ii) the accuracy and completeness (and liability for the lack thereof) of the Adviser Disclosure included in the Fund's Disclosure Documents.

          (b) The Adviser may rely on information reasonably believed by it to be accurate and reliable and shall give the Fund the benefit of its best judgment and effort in rendering services hereunder. Except as set forth in
Section 15(a), above, neither the Adviser, each affiliated person of the Adviser within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Adviser within the meaning of Section 15 of the 1933 Act and each member, director, officer, employee, executor, heir, assign, successor or other legal representative thereof shall be subject to any liability for any act or omission, error of judgment, mistake of law, or for any loss suffered by the Fund, in the course of, connected with, or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Adviser in the performance of its duties hereunder.

          (c) To the fullest extent permitted by law and subject to Section 15(c) of this Agreement, the Fund shall indemnify and hold harmless the Adviser, each affiliated person of the Adviser within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Adviser within the meaning of Section 15 of the 1933 Act and each member, director, officer, employee, executor, heir, assign, successor or other legal representative thereof, (any such person, an "Advisor Indemnified Party") against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon the performance or non-performance by any Advisor Indemified Person's duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard of an Advisor Indemnified Person and, in the case of criminal proceedings, unless such Advisor Indemnified Person had reasonable cause to believe its actions unlawful.

          (d) An indemnification of an Adviser Indemnified Party by the Fund shall be provided in accordance with Section 15(b) of this Agreement if (A)(i) approved as in the best interests of the Fund by a majority of the Independent Trustees (excluding any Trustee who is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that the Adviser Indemnified Party acted in good faith and in the reasonable belief that the actions were in the best interests of the Fund and that the Adviser Indemnified Party is not liable to the Fund by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties to the Fund or (ii) the Trustees secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that the requested indemnification would not protect the Adviser Indemnified Party against any liability to the Fund to which the Adviser Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties to the Fund (it being understood that the Adviser has the discretion to determine whether the option in subclause (A)(i) or the option in subclause
(A)(ii) of this subparagraph (d) is pursued) and (B) the Adviser is not liable to the Fund in accordance with Section 15(a) of this Agreement. Where the Adviser Indemnified Party is entitled to indemnification hereunder, the Fund shall provide advancement of reasonable expenses incurred in connection with the matter as to which the Adviser Indemnified Party is seeking indemnification; provided that the Adviser Indemnified Party shall provide a written undertaking to repay any such advancement if it should ultimately be determined that the Adviser Indemnified Party did not satisfy the standard of conduct set forth herein and should not have been entitled to indemnification by the Fund.

          16. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          17. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Fund's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the State of Delaware. Such Certificate of Trust and the Trust's Agreement and Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

          18. CHANGE IN THE ADVISER'S OWNERSHIP. The Adviser agrees that it shall notify the Fund of any anticipated or otherwise reasonably foreseeable change in the ownership of the Adviser within a reasonable time prior to such change being effected.

          19. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of State of New York and the Adviser consents to the jurisdiction of courts, both state or federal, in the State of New York, with respect to any dispute under this Agreement.

          20. PARAGRAPH HEADINGS. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

          21. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

                                   O'CONNOR EQUUS

                                        By: /s/ Michael Beattie
                                        -----------------------
                                        Name: Michael Beattie
                                        Title: Vice President

                                   UBS O'CONNOR LLC

                                        By: Andrew Hollenbeck
                                        --------------------------
                                        Name: Andrew Hollenbeck
                                        Title: Manager, General Counsel

                                        By: Nicholas J. Vagra
                                        ---------------------
                                        Name: Nicholas J. Vagra
                                        Title: Manager, COO

                                   SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                          DATED , MAY 30, 2014 BETWEEN
                                 O'CONNOR EQUUS
                                      AND
                                UBS O'CONNOR LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered a Management Fee and an Incentive Fee at the following rates:

--------------------------------------------------------------------------------
FUND                     FEE                      RATE
--------------------------------------------------------------------------------
O'Connor EQUUS           Management Fee           2% of the average net assets
--------------------------------------------------------------------------------
O'Connor EQUUS           Incentive Fee            20% of the Investment Profits
--------------------------------------------------------------------------------

                                      A-1